As filed with the Securities and Exchange Commission on September 3, 1997
                                                   REGISTRATION NO. 333-
     ---------------------------------------------------------------------
           SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
                      -----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       -----------------------------------

                          SENTRY TECHNOLOGY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                 96-11-3349733
 (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER IDENTIFICATION
      INCORPORATION OR ORGANIZATION)                       NUMBER)

                             350 WIRELESS BOULEVARD
                            HAUPPAUGE, NEW YORK 11778
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                          SENTRY TECHNOLOGY CORPORATION
                         RETIREMENT SAVINGS 401(K) PLAN
                            (FULL TITLE OF THE PLAN)

                                 PETER J. MUNDY.
                             VICE PRESIDENT-FINANCE
                             350 WIRELESS BOULEVARD
                            HAUPPAUGE, NEW YORK 11778
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (516) 232-2100
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                ----------------
                                    COPY TO:


                            WILLIAM A. PERLMUTH, ESQ.
                          STROOCK & STROOCK & LAVAN LLP
                                 180 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                                 (212) 806-5400

                         CALCULATION OF REGISTRATION FEE


TITLE OF SECURITIES TO       Amount to be    Proposed Maximum Offering     Proposed Maximum                 Amount of
BE REGISTERED                Registered      Price Per Share (1)           Aggregate Offering Price (1)     Registration Fee


Common Stock, $.001 par      500,000(2)(3)           $2.97                     $1,485,000                    $450.00
value


(1)  ESTIMATED SOLELY FOR PURPOSES OF CALCULATING THE REGISTRATION FEE PURSUANT
     TO RULES 457(C) AND 457(H) UNDER THE SECURITIES ACT OF 1933.

(2)  PURSUANT TO RULE 416(A) UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION
     STATEMENT ALSO COVERS AN INDETERMINATE NUMBER OF SHARES OF COMMON STOCK
     WHICH MAY BE ISSUED BY REASON OF STOCK SPLITS, STOCK DIVIDENDS OR SIMILAR
     TRANSACTIONS.

(3)  PURSUANT TO RULE 416(C) UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION
     STATEMENT ALSO COVERS AN INDETERMINATE AMOUNT OF INTERESTS TO BE OFFERED OR
     SOLD PURSUANT TO THE EMPLOYEE BENEFIT PLAN DESCRIBED HEREIN.

PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Note: The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
          Section 10(a) of the Securities Act. See Rule 428(a)(1) under the Securities Act.

          This Registration Statement covers 500,000 shares of the Registrant's Common Stock, $.001 par value (plus any additional shares of Common Stock that may be issued by reason of stock splits, stock dividends or similar transactions), reserved for issuance under the Sentry Technology Corporation Retirement Savings 401(k) Plan (the "Plan").

          If necessary for a prospectus to be used for reoffers of the Registrant's Common Stock acquired pursuant to the Plan, a prospectus prepared in accordance with the requirements of Form S-3 will be filed as part of this Registration Statement by means of a post-effective amendment hereto.


                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

     (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

     (d) The description of the Registrant's Common Stock, $.001 par value (the "Shares"), which is contained in the Registrant's Registration Statement on Form 8-A, declared effective February 12, 1997, filed with the Commission to register such Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

     (e) The Registrant's Current Reports on Form 8-K dated February 12, 1997 and March 10, 1997.


          All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

          Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         (Not applicable)


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

          William A. Perlmuth, a director of the Registrant, is of counsel to Stroock & Stroock & Lavan LLP, counsel for the Registrant. Mr. Perlmuth holds
(i) 750,729 shares of Common Stock as Executor of the Estate of Arthur J. Minasy, (ii) 130,010 shares of Common Stock as trustee under trusts for the benefit of Mr. Minasy's adult children, and (iii) 3,327 shares of Common Stock which he owns beneficially. Other members of such firm beneficially own additional shares of Common Stock of the Registrant. Mr. Perlmuth is also the holder of options to purchase 33,299 shares of Common Stock of the Registrant (of which options to acquire 18,299 shares are currently exercisable or will become exercisable within the next 60 days). Under the policies of Stroock & Stroock & Lavan LLP, Mr. Perlmuth will share any economic benefits with other members of the firm.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Article Tenth of the Registrant's Amended and Restated Certificate of Incorporation entitles officers, directors and controlling persons of the Registrant to indemnification to the full extent permitted by Section 145 of the DGCL, as the same may be supplemented or amended from time to time.

          Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation provides that no director or officer shall have any personal liability to the Registrant or its stockholders for any damages for breach of fiduciary duty as a director, except that such provision does not limit or eliminate the liability of any director or officer (i) for breach of such director's or officer's duty of loyalty to the Registrant or its shareholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which such director or officer derived an improper personal benefit.

          The Registrant maintains directors' and officers' liability insurance which covers the directors and officers of the Registrant against certain liabilities and expenses incurred by them in their capacities as such, and insuring the Registrant under certain circumstances, in the event that indemnification payments are made by the Registrant to such officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         (Not Applicable)

ITEM 8.  EXHIBITS

       EXHIBIT NO.                 DESCRIPTION

          4.1 Amended and Restated Certificate of Incorporation of Sentry Technology Corporation (incorporated by reference to Exhibit
                    3.1 to Registration Statement on Form S-4 (No. 333- 20135)).

          4.2 Amended and Restated By-Laws of Sentry Technology Corporation (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-4 (No. 333-20135)).

          4.3 Sentry Technology Corporation Retirement Savings 401(k) Plan (incorporated by reference to Exhibit 10.6 to Registration Statement on Form S-4 (No. 333-20135)).

          24        Power of Attorney (included at page II-5).*

          In connection with the merger of Knogo North America Inc. and Video Sentry Corporation into subsidiaries of the Registrant on February 12, 1997, the Knogo North American Inc. Retirement Savings 401(k) Plan (the "Prior Plan") was adopted by the Registrant and renamed the Sentry Technology Corporation Retirement Savings 401(k) Plan (the "Amended Plan"). The Prior Plan was submitted by the Registrant to the Internal Revenue Service (the "IRS") in a timely manner and Knogo North America Inc. made all changes required by the IRS in order to qualify the Prior Plan. The Registrant undertakes to submit any amendments to the Amended Plan to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Amended Plan and any amendments thereto.

------------------------------
*        Filed herewith.

ITEM 9.  UNDERTAKINGS

          (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act and the annual report for the Plan pursuant to Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on the 31st day of July, 1997.

                                   SENTRY TECHNOLOGY CORPORATION

                                   By: /S/ THOMAS A. NICOLETTE
                                       Thomas A. Nicolette
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                        POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS that each of the undersigned hereby authorizes Thomas A. Nicolette and Peter J. Mundy, and each of them, acting together or alone, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign a Registration Statement (the "Registration Statement") on Form S-8 relating to the Sentry Technology Corporation Retirement Savings 401(k) Plan, and any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, acting together or alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on July 31, 1997:

         SIGNATURE                      TITLE


/S/ WILLIAM A. PERLMUTH        Chairman of the Board of Director
------------------------
    William A. Perlmuth


/S/ THOMAS A. NICOLETTE       President, Chief Executive Officer
-----------------------       and Director (Principal Executive Officer)
    Thomas A. Nicolette


/S/ PETER J. MUNDY            Vice President-Finance, Secretary and Treasurer
------------------------      (Principal Financial Officer and Principal
    Peter J. Mundy            Accounting Officer)


/S/ ROBERT D. FURST, JR.      Director
-------------------------
    Robert D. Furst, Jr.


/S/ ROBERT L. BARBANELL       Director
-------------------------
    Robert L. Barbanell


          Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hauppauge, state of New York, on July 31, 1997.

                                      SENTRY TECHNOLOGY CORPORATION
                                      RETIREMENT SAVINGS 401(k) PLAN

                                       By/s/ Thomas A. Nicolette
                                         -----------------------------
                                         TRUSTEE

                                  EXHIBIT INDEX

                                                                  Sequential
Exhibit                                                           Page
Number                         Description                        Number

4.1       Amended and Restated Certificate of Incorporation of
          Sentry Technology Corporation (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-4 (No. 333-20135)).

4.2       Amended and Restated By-Laws of Sentry Technology
          Corporation (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-4(No. 333-20135)).

4.3       Sentry Technology Corporation Retirement Savings 401(k)
          Plan (incorporated by reference to Exhibit 10.6 to Registration Statement on Form S-4 (No. 333-20135).

23        Consent of Deloitte & Touche LLP

24        Power of Attorney (included at Page II-5)*

*Filed herewith.